                                                                 EXHIBIT-99.(13)


                           SCHEDULE OF COMPUTATION OF
             TOTAL RETURN INFORMATION FOR THE LIFE SEPARATE ACCOUNT
                         PERSONAL ANNUITY GROWTH EQUITY

                                       January 1, 2002     33 months (From April 3, 2000
                                             to              commencement of operations
                                      December 31, 2002        to December 31, 2002)
                                      -----------------        ---------------------

Hypothetical initial payment              $1,000.00                  $1,000.00
of $1,000 (P)

Accumulation unit value:
At start of period (A)                    $ 14.5888                  $ 26.1634
At end of period (B)                      $ 10.1795                  $ 10.1795

Ending value of hypothetical              $  697.76                  $  389.07
investment (EV) = P x (B/A)

Cumulative rate of total return =            -30.22%                    -61.09%
((EV/P)-1) x 100

Number of years in period (n)                     1                       2.75

Net change factor (1+T)(n) = EV/P           0.69776                    0.38907

Average annual compound rate of              -30.22%                    -29.02%
total return (T)

                           SCHEDULE OF COMPUTATION OF
             TOTAL RETURN INFORMATION FOR THE LIFE SEPARATE ACCOUNT
                        PERSONAL ANNUITY GROWTH & INCOME

                                       January 1, 2002     33 months (From April 3, 2000
                                             to              commencement of operations
                                      December 31, 2002        to December 31, 2002)
                                      -----------------        ---------------------

Hypothetical initial payment              $1,000.00                  $1,000.00
of $1,000 (P)

Accumulation unit value:
At start of period (A)                    $ 20.5198                  $ 26.8134
At end of period (B)                      $ 15.5549                  $ 15.5549

Ending value of hypothetical              $  758.04                  $  580.12
investment (EV) = P x (B/A)

Cumulative rate of total return =            -24.20%                    -41.99%
((EV/P)-1) x 100

Number of years in period (n)                     1                       2.75

Net change factor (1+T)(n) = EV/P           0.75804                    0.58012

Average annual compound rate of              -24.20%                    -17.94%
total return (T)

                           SCHEDULE OF COMPUTATION OF
             TOTAL RETURN INFORMATION FOR THE LIFE SEPARATE ACCOUNT
                      PERSONAL ANNUITY INTERNATIONAL EQUITY

                                       January 1, 2002     33 months (From April 3, 2000
                                             to              commencement of operations
                                      December 31, 2002        to December 31, 2002)
                                      -----------------        ---------------------

Hypothetical initial payment              $1,000.00                   $1,000.00
of $1,000 (P)

Accumulation unit value:
At start of period (A)                    $ 13.0124                  $ 22.7839
At end of period (B)                      $ 11.1019                  $ 11.1019

Ending value of hypothetical              $  853.18                  $  487.27
investment (EV) = P x (B/A)

Cumulative rate of total return =            -14.68%                    -51.27%
((EV/P)-1)  x  100

Number of years in period (n)                     1                       2.75

Net change factor (1+T)(n) = EV/P           0.85318                    0.48727

Average annual compound rate of              -14.68%                    -22.98%
total return (T)

                           SCHEDULE OF COMPUTATION OF
             TOTAL RETURN INFORMATION FOR THE LIFE SEPARATE ACCOUNT
                         PERSONAL ANNUITY SOCIAL CHOICE

                                       January 1, 2002     33 months (From April 3, 2000
                                             to              commencement of operations
                                      December 31, 2002        to December 31, 2002)
                                      -----------------        ---------------------

Hypothetical initial payment              $1,000.00                  $1,000.00
of $1,000 (P)

Accumulation unit value:
At start of period (A)                    $ 21.1049                  $ 26.7035
At end of period (B)                      $ 16.6903                  $ 16.6903

Ending value of hypothetical                $790.83                    $625.02
investment (EV) = P x (B/A)

Cumulative rate of total return =            -20.92%                    -37.50%
((EV/P)-1) x 100

Number of years in period (n)                     1                       2.80

Net change factor (1+T)(n) = EV/P           0.79083                    0.62502

Average annual compound rate of              -20.92%                    -15.69%
total return (T)

                           SCHEDULE OF COMPUTATION OF
       TOTAL RETURN INFORMATION FOR THE LIFE SEPARATE ACCOUNT STOCK INDEX

                                       January 1, 2002    48 months (From January 4, 1999
                                             to            commencement of operations to
                                      December 31, 2002          December 31, 2002)
                                      -----------------          ------------------

Hypothetical initial payment              $1,000.00                  $1,000.00
of $1,000 (P)

Accumulation unit value:
At start of period (A)                    $ 25.7044                  $ 26.0969
At end of period (B)                      $ 20.1429                  $ 20.1429

Ending value of hypothetical              $  783.64                  $  771.85
investment (EV) = P x (B/A)

Cumulative rate of total return =            -21.64%                    -22.81%
((EV/P)-1) x 100

Number of years in period (n)                     1                          4

Net change factor (1+T)(n) = EV/P           0.78364                    0.77185

Average annual compound rate of              -21.64%                     -6.28%
total return (T)